Data as of 12/31/14

Manager’s Commentary

Market Review

During December onshore China and offshore China/Hong Kong markets diverged once again. While the MSCI China A Index achieved an impressive 19.9% return, the MSCI Hong Kong Index declined by 4.1% (in USD terms). Macro data pointed to the weak side. The December HSBC China Purchasing Managers' Index ("PMI”) reading fell below the 50 point mark that separates growth from contraction. In addition, the November CPI inflation came in soft at 1.4% year- on-year, a five-year low. Despite poor economic news, the A-share rally extended into December as investors believe that there will now be a higher chance for further easing. With respect to financial market reform, additional reforms were announced, including the long awaited Deposit Insurance Scheme and three new Free Trade Zones.

In Taiwan, Kuomintang (KMT) lost by historic proportions in the 9-in-1 local elections at the beginning of the month. The extent of the landslide defeat was unexpected and has led to political uncertainty. On the macro front, the majority of data was weak. The December manufacturing PMI has now trended down for four consecutive months to 50.0, the lowest level in over a year.

Fund Review

The China Fund, Inc. (the "Fund”) outperformed the MSCI Global Dragon Index (the "benchmark index”) for the month. Stock selection in financials and industrials contributed to relative returns, while an underweight in financials and an overweight to consumer discretionary were the largest detractors.

Two of the largest contributors for the month were China Minsheng Banking, a privately owned Chinese commercial bank, and CSR Corp, China's largest train manufacturer. For China Minsheng Banking, the share price was strong amid a broad-based financials rally. The financials sector picked up strongly after the People's Bank of China cut interest rates, with the market now expecting further monetary easing to come in 2015. With respect to CSR Corp, the stock jumped by 32% after it resumed trading in late December, following its two month suspension, a result of the company's announcement of its merger with China CNR Corp (”CNR”) and the agreement of the details. The merger has been viewed positively as it will achieve cost synergies and eliminate the competition between CSR and CNR in overseas bids. Conversely, the main detractors for the month were Li & Fung, a Hong Kong-based global sourcing firm, and China Construction Bank, a state-owned Chinese commercial bank. For Li & Fung, the share price was subdued as investors were concerned about challenging economic prospects particularly for Europe and the weak business outlook. We believe that cash flows will improve and the company's asset-light model will deliver strong cash flows which will support a higher dividend payment. The Fund's lack of position in China Construction Bank detracted from performance as the company recorded strong performance and rallied in line with overall Chinese financials during the month.

Key Transaction

In December, we added to our exposure to Goldpac, a producer of credit cards in China. We believe the company continues to have good sales momentum for the second half of 2014.

Outlook

We are positive on Chinese equities over the longer term, as we believe structural reforms and economic rebalancing will translate into higher operating efficiency and improved returns in particular corporate sectors. In the near term, we expect the ongoing economic rebalancing process will introduce volatility and some downside risk to economic growth in China. Under this macro backdrop, cyclical sectors with over capacity issues, such as cement, steel and traditional manufacturing companies are likely to be more vulnerable to an economic slowdown. On the other hand, we believe the government will continue to introduce selective easing measures this year in order to support, but not overstimulate the economy and ensure a smooth restructuring process in China. We believe that global investors are becoming more rational when it comes to China's equity market and expect less overshooting or undershooting of expectations. With healthier market expectations and valuations at an attractive level, we expect investors to focus more on company fundamentals and reward companies supported by secular growth outlooks.

In terms of sector allocation, we prefer industries with strong and sustainable growth drivers. In particular, we like consumption proxies and technology services companies that are likely to benefit from the growing affluence of many Chinese consumers. Additionally, we favor the "policy winners”, such as new energy and railway equipment, which are likely to be featured in China's 13 th Five Year Plan. We generally remain underweight in financials where growth opportunities are limited and valuations are not as attractive after the recent strong performance.

In Brief

Fund Data

Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$324.1
Median Market Cap (in billions)	$5.7
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns) (as of 12/31/14)
	Fund	Benchmark^
One Month	2.36%	-1.05%
Three Months	5.80%	4.63%
One Year	7.83%	8.06%
Three Years % pa	12.67%	12.44%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 12/31/14)	$20.67 / $18.23

High / Low Ranges (52-Week)
High / Low NAV	$25.14 / $19.82
High / Low Market Price	$22.46 / $17.64
Premium/Discount to NAV (as of 12/31/14)	-11.80%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	40,567
Expense Ratio	1.30%

Fund Managers

Christina Chung, CFA
Lead Portfolio
Manager

1.MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	2.36%	5.80%	7.83%	7.83%	12.67%	6.60%	14.63%	10.95%
Market Price	-0.04%	5.24%	5.29%	5.29%	12.66%	5.08%	9.85%	9.93%
MSCI Golden Dragon Index	-1.05%	4.63%	8.06%	8.06%	12.44%	5.68%	9.00%	—

Calendar Year Returns

	2006	2007	2008	2009	2010	2011	2012	2013
NAV	57.10%	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%
Market Price	65.68%	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%
MSCI Golden Dragon Index	39.50%	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%

Past performance is not a guide to future returns.

Returns are annualized, except for periods or less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at December 31, 2014. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark1
Information Technology	23.74%	22.54%
Financials	22.56%	39.63%
Consumer Discretionary	11.46%	6.31%
Industrials	9.33%	6.27%
Telecom Services	2.48%	6.94%
Consumer Staples	2.25%	2.98%
Energy	1.82%	5.44%
Health Care	1.63%	1.12%
Materials	0.92%	3.89%
Utilities	0.00%	4.88%
Other assets & liabilities	23.81%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark1
China	66.00%	71.72%
Hong Kong Red Chips	9.10%	12.51%
Hong Kong 'H' shares	24.40%	27.29%
Equity linked securities ('A' shares)	8.90%	0.00%
China 'A' & 'B' shares	0.00%	0.20%
Other Hong Kong securities	23.60%	31.72%
Taiwan	21.30%	28.28%
Other assets & liabilities	12.70%	0.00%

Top 10 Holdings
CHINA MINSHENG BK (China)	4.97%
PING AN INSURANCE (China)	4.93%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	3.69%
CSR CORP LTD (China)	3.54%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.50%
TAIWAN SEMIC CO LTD (Taiwan)	3.18%
ICBC LTD (China)	2.64%
QINGLING MOTORS CO LTD (China)	2.59%
CHINA MOBILE LTD (China)	2.49%
HERMES MICROVISION INC (Taiwan)	2.48%

Portfolio Characteristics
	Fund	Benchmark1
P/E Ratio	13.16	11.61
P/B Ratio	1.97	1.62
Issues in Portfolio	38	281
Foreign Holdings (%)	76.19	100.00
Cash (%)	23.81	0.00
Yield (%)	2.56	2.88

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					23.74
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	141.00	2,647,000	11,810,234	3.18
HERMES MICROVISION INC	3658	1,600.00	182,000	9,214,607	2.48
DELTA ELECTRONICS INC	2308	188.50	1,513,000	9,024,761	2.43
DIGITAL CHINA HOLDINGS LTD	861	7.20	8,937,000	8,298,853	2.24
TENCENT HOLDINGS LTD	700	112.50	566,300	8,216,614	2.21
LARGAN PRECISION CO LTD	3008	2,395.00	96,000	7,275,489	1.96
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	109.00	2,067,000	7,129,391	1.92
ADVANTECH CO LTD	2395	234.50	694,841	5,156,010	1.39
COMBA TELECOM SYSTEMS HOLDINGS LTD	2342	2.75	11,956,999	4,240,809	1.14
CITIGROUP GLOBAL MARKETS HLDG (exch. for HANGZHOU HIKVISION DIGI)	N/A	3.61	1,071,208	3,865,990	1.04
GOLDPAC GROUP LTD	3315	5.38	5,052,000	3,505,415	0.94
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.71	37,480,000	3,432,035	0.92
ASM PACIFIC TECHNOLOGY LTD	522	74.00	332,200	3,170,481	0.85
QIHOO 360 TECHNOLOGY CO LTD	QIHU	57.26	50,744	2,905,601	0.78
CLSA FINANCIAL PRODUCT WTS (exch. for HANGZHOU HIKVISION DIGI)	N/A	3.66	242,449	886,394	0.24
Financials					22.54
CHINA MINSHENG BANKING CORP LTD	1988	10.20	14,014,600	18,436,339	4.97
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	79.00	1,797,000	18,309,183	4.93
HONG KONG EXCHANGES AND CLEARING LTD	388	171.70	619,000	13,707,389	3.69
SUN HUNG KAI PROPERTIES LTD	16	118.30	851,000	12,983,988	3.50
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	5.66	13,451,000	9,818,945	2.64
CHAILEASE HOLDING CO LTD	5871	78.80	2,328,200	5,805,397	1.56
CATHAY FINANCIAL HOLDING CO LTD	2882	46.95	3,105,000	4,612,991	1.24
Consumer Discretionary					11.47
QINGLING MOTORS CO LTD	1122	2.57	28,960,000	9,598,989	2.59
MERIDA INDUSTRY CO LTD	9914	214.50	1,323,000	8,979,922	2.42
LI & FUNG LTD	494	7.26	9,282,000	8,691,045	2.34
CLSA FINANCIAL WTS (exch. for GREE ELECTRICAL APP INC)	N/A	6.07	897,891	5,446,607	1.47
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	5.99	676,267	4,050,095	1.09
DONGFENG MOTOR GROUP CO LTD	489	10.96	2,108,000	2,979,717	0.80
ZHONGSHENG GROUP HOLDINGS LTD	881	7.00	3,163,500	2,856,010	0.77
Industrials					9.36
CSR CORP LTD	1766	10.44	9,765,000	13,148,208	3.54
CHINA EVERBRIGHT INTERNATIONAL LTD	257	11.64	6,048,000	9,079,430	2.45
BEIJING ENTERPRISES HOLDINGS LTD	392	60.80	992,500	7,782,657	2.10
CLSA FINANCIAL PRODUCTS WTS (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.65	1,297,127	4,733,216	1.27
Telecom Services					2.49
CHINA MOBILE LTD	941	90.70	789,000	9,229,498	2.49
Consumer Staples					2.25
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.70	50,320,000	4,542,893	1.22
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.54	371,242	2,055,047	0.55
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	5.61	315,651	1,770,486	0.48
Energy					1.81
PETROCHINA CO LTD	857	8.58	3,668,000	4,058,919	1.09
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	1.62	12,785,000	2,671,219	0.72
Health Care					1.64
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICIN)	N/A	6.05	696,350	4,210,828	1.13
CLSA FINANCIAL PRODUCTS LTD (exch. for JIANGSU HENGRUI MEDICIN)	N/A	6.13	307,087	1,880,969	0.51
Materials					0.92
TIANGONG INTERNATIONAL CO LTD	826	1.43	18,480,000	3,408,253	0.92

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2015 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-12-15-11166 | FS-CHN-1214